UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code: (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, Richard Siber resigned his position as a member of the Board of Directors of UniTek Global Services, Inc. (the “Company”), such resignation to be effective immediately. Mr. Siber did not indicate any reason for his resignation or note any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 23, 2012 at the Company’s Nexlink Global Services office located at 18-01 Pollitt Drive, Fair Lawn, NJ 07410, pursuant to the Notice sent on or about April 19, 2012 to all shareholders of record at the close of business on April 9, 2012. The following matters were voted on at the meeting, and the results of such voting are as indicated below:

1.	Election of the four nominees listed below to serve as Class I directors of the Company until the annual meeting of stockholders in 2015.

Name of Nominee	For	Withheld	Abstain	Broker Non-Votes
Mark S. Dailey	12,066,224	958,808	0	1,737,155
Daniel Hopkin	12,564,639	460,393	0	1,737,155
Dean MacDonald	9,167,100	3,857,932	0	1,737,155
Michael F. O’Donnell	12,678,853	346,179	0	1,737,155

2.	Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
12,956,279	65,589	3,164	1,737,155

3.	Advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
12,979,358	2,753	42,920	1	1,737,155

4.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

For	Against	Abstain	Broker Non-Votes
14,537,664	221,506	3,017	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: May 25, 2012	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Co-Manager of the Interim Office of the CEO, Chief Financial Officer and Treasurer